UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Pioneer Natural Resources Company

(Name of Registrant as Specified in Its Charter)

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PIONEER NATURAL RESOURCES COMPANY

5205 North O’Connor Boulevard

Suite 200

Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the “Company”) will be held in the Cottonwood Room at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Friday, May 16, 2008, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect four Class II directors, each for a term of three years.

2.	To ratify the selection of Ernst & Young LLP as the auditors of the Company for 2008.

3.	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 19, 2008.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.continentalstock.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors.

/s/ Mark H. Kleinman
Mark H. Kleinman
Secretary

Irving, Texas

April 4, 2008

PIONEER NATURAL RESOURCES COMPANY

5205 North O’Connor Boulevard

Suite 200

Irving, Texas 75039

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Friday, May 16, 2008, at 9:00 a.m. Central Time, in the Cottonwood Room at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the new rules of the Securities and Exchange Commission (the “SEC”) regarding the internet availability of proxy materials, the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending on or about April 4, 2008, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on March 19, 2008, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions.

QUORUM AND VOTING

Voting Stock. The Company’s common stock, par value $.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 19, 2008. As of the record date, 119,477,243 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required. Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company’s auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company’s transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

Default Voting. A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the four persons named in this Proxy Statement as the Board of Directors’ nominees for election as Class II directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company’s auditors for 2008.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the “401(k) Plan”) who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee regarding how to vote those shares. The trustee will vote the shares in a participant’s 401(k) Plan account in accordance with the participant’s instructions or, if no instructions are received prior to May 13, 2008, the shares credited to that participant’s account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions. Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote such shares separately.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class II Directors of the Company with their terms to expire in 2011 when their successors are elected and qualified:

James R. Baroffio

Edison C. Buchanan

Scott D. Sheffield

Jim A. Watson

Messrs. Baroffio, Buchanan, Sheffield and Watson are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers of the Company are, and after the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item One - Election of Directors” above, the Board of Directors of the Company will be:

Name	Age	Position

Scott D. Sheffield	55	Chairman of the Board of Directors and Chief Executive

Officer

Timothy L. Dove	51	President and Chief Operating Officer
Mark S. Berg	49	Executive Vice President, General Counsel
Chris J. Cheatwood	47	Executive Vice President, Geoscience
Richard P. Dealy	42	Executive Vice President and Chief Financial Officer
William F. Hannes	48	Executive Vice President, Business Development
Danny L. Kellum	53	Executive Vice President, Domestic Operations
David McManus	54	Executive Vice President, International Operations
Jay P. Still	46	Executive Vice President, Domestic Operations
Darin G. Holderness	44	Vice President, Chief Accounting Officer
James R. Baroffio	76	Director
Edison C. Buchanan	53	Director
R. Hartwell Gardner	73	Director
Linda K. Lawson	62	Director
Andrew D. Lundquist	47	Director
Charles E. Ramsey, Jr.	71	Director
Frank A. Risch	65	Director
Mark S. Sexton	52	Director
Robert A. Solberg	62	Director
Jim A. Watson	69	Director

The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until either they are reelected or their successors are elected and qualified. Each year, the directors of one class stand for reelection as their terms of office expire. Messrs. Gardner, Risch and Sexton, and Mrs. Lawson are designated as Class I Directors, and their terms of office expire in 2010. Messrs. Baroffio, Buchanan, Sheffield and Watson are designated as Class II Directors, and their terms of office expire at the Annual Meeting. Messrs. Lundquist, Ramsey and Solberg are designated as Class III Directors, and their terms of office expire in 2009.

Executive officers serve at the discretion of the Board of Directors.

Set forth below is biographical information about each of the Company’s executive officers and directors named above.

Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer since August 1997. He was President of the Company from August 1997 to November 2004 and assumed the position of Chairman of the Board of Directors in August 1999. He was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor of the Company (“Parker & Parsley”), from October 1990 until the Company was formed in August 1997. Mr. Sheffield joined Parker & Parsley Development Company (“PPDC”), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board of Directors and Chief Executive Officer of PPDC. Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

Timothy L. Dove. Mr. Dove was elected President and Chief Operating Officer in November 2004. Prior to that, Mr. Dove held the positions of Executive Vice President and Chief Financial Officer from February

2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000. Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his Master of Business Administration in 1981 from the University of Chicago.

Mark S. Berg. Mr. Berg was elected Executive Vice President and General Counsel in April 2005. Prior to that, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002. Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary. He served in that capacity from May 2002 through April 2004. Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P. He was a partner with the firm from 1990 through 1997. Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980. He earned his Juris Doctorate with honors from the University of Texas Law School in 1983.

Chris J. Cheatwood. Mr. Cheatwood was elected Executive Vice President, Geoscience in November of 2007. From January 2002 until November 2007, Mr. Cheatwood served the Company as Executive Vice President - Worldwide Exploration. Mr. Cheatwood joined the Company in August 1997 and was promoted to Vice President - Domestic Exploration in July 1998 and Senior Vice President - Exploration in December 2000. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected Executive Vice President and Chief Financial Officer in November 2004. Prior to that time, Mr. Dealy held positions of Vice President and Chief Accounting Officer from February 1998 and Vice President and Controller from August 1997 to January 1998. Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997. He is a Certified Public Accountant, and prior to joining Parker & Parsley, he was employed by KPMG LLP. Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

William F. Hannes. Mr. Hannes was elected Executive Vice President - Business Development in December 2007. Prior to that time, Mr. Hannes served the Company as Executive Vice President - Worldwide Business Development from November 2005. Mr. Hannes joined Parker & Parsley in July 1997 as Director of Business Development, and continued to serve the Company in this capacity after the Company’s formation in August 1997 until he was promoted to Vice President – Engineering and Development in June 2001, which position he held until November 2005. Prior to joining Parker & Parsley, Mr. Hannes held engineering positions with Mobil and Superior Oil. He graduated from Texas A&M University in 1981 with a Bachelor of Science degree in Petroleum Engineering.

Danny L. Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected Executive Vice President - Domestic Operations in May 2000. From January 2000 until May 2000, Mr. Kellum served as Vice President - Domestic Operations. Mr. Kellum served as Vice President - Permian Division from August 1997 until December 1999. From 1989 until 1994 he served as Spraberry District Manager and as Vice President of the Spraberry and Permian Division for Parker & Parsley until August 1997. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation.

David McManus. Mr. McManus was elected Executive Vice President, International Operations in November 2007. In January 2005, Mr. McManus joined the Company as Vice President, International Operations and continued to serve in that capacity until November 2007. Prior to joining the Company,

Mr. McManus was Executive Vice President with the BG Group where he was responsible for developing technical and commercial capabilities and directing assets in the Eastern Hemisphere from April 2000 to October 2004. He also served as President of ARCO Europe from June 1994 to April 2000. Prior to that, Mr. McManus held senior positions with LASMO, Ultramar, Shell and Fluor. Since 2004, Mr. McManus has also served on the Board of Directors for Cape PLC as the Chairman and a member of the Compensation Committee. Mr. McManus graduated from Heriott-Watt University in Edinburgh, Scotland, with a degree in civil engineering.

Jay P. Still. Mr. Still was elected Executive Vice President - Domestic Operations in November 2007. Prior to that time, Mr. Still held the positions of Executive Vice President, Western Division from November 2005, Vice President, Western Division from September 2004 to November 2005, Vice President, Gulf of Mexico from July 2001 to September 2004 and Vice President of Operations for a former subsidiary of the Company located in Argentina from November 1997 to July 2001. Mr. Still joined Parker & Parsley in January 1995 as Director of Engineering Development and continued to serve the Company in this capacity after the Company’s formation in August 1997. Prior to joining Parker & Parsley, Mr. Still spent ten years with Mobil in various drilling, operations and reservoir engineering assignments focusing on the Gulf of Mexico before moving into international business development activities. Mr. Still earned his Masters in Business Administration at Loyola University and a Bachelor of Science in Mechanical Engineering from Texas A&M University.

Darin G. Holderness. Mr. Holderness graduated with a Bachelor of Business Administration in Accounting from Boise State University in 1986. In December 2004, he was elected Vice President and Chief Accounting Officer of the Company. He previously served as Chief Financial Officer and various other positions of Basic Energy Services from March 2004 to November 2004. Earlier in his career, he served as Vice President – Controller and various other positions with Pure Resources, Inc. and predecessor entities from January 1998 to February 2004. From January 1996 to December 1997, he served as Manager of Financial Reporting for Aquila Gas Pipeline Corporation. From June 1986 to December 1995 he was employed by KPMG LLP as a Senior Manager and various other positions.

James R. Baroffio. Dr. Baroffio received a Bachelor of Arts degree in Geology at the College of Wooster, Ohio, a Master of Science in Geology at Ohio State University, and a Ph.D. in Geology and Civil Engineering at the University of Illinois. Before becoming a Director of the Company in December 1997, Dr. Baroffio enjoyed a long career with Chevron Oil Corporation where he served as President, Chevron Research and Technology Center and Vice President of Exploration of Chevron USA and eventually retired as President of Chevron Canada Resources in 1994. Dr. Baroffio was Chairman of the U.S. National Committee of the World Petroleum Congress and is a Trustee Associate of the AAPG Foundation. His community leadership positions included Chairman of the Pacific Symphony of California and a Director of the Nature Conservancy of Canada, as well as serving as President of the Alberta Nature Conservancy.

Edison C. Buchanan. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business in 1981. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. In 2000, Mr. Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. In 2001, Mr. Buchanan began working for The Trust for Public Land, a land conservation organization, in Santa Fe, New Mexico. Mr. Buchanan became a Director of the Company in 2002. Since 2004, Mr. Buchanan has also served on the Board of Directors of MFA Mortgage Investments, Inc.

R. Hartwell Gardner. Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned a Master of Business Administration from Harvard University. Until October 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of Financial Executives

International where he served as Chairman in 1986 and 1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda.

Linda K. Lawson. Mrs. Lawson holds a Bachelor of Science degree in Accounting from the University of Denver. Mrs. Lawson was employed by business units of The Williams Companies, as well as the parent organization from 1980 to her retirement in 2001. During her tenure she served in a variety of capacities including accounting and finance positions of the parent, and Controller of a Federal Energy Regulatory Commission regulated energy business unit, Vice President of Investor Relations, Vice President of Human Resources, and as Chief Operating Officer of several telecommunication start-up businesses. She is a Certified Public Accountant. She serves on the Academic Excellence Committee for the School of Accountancy at the University of Denver, where she is also an adjunct instructor, and she serves on several outdoor recreational non-profit Denver organizations and is a board member of the Center for Corporate Excellence, a non-profit organization engaged in the pursuit and improvement of corporate ethics and governance. Mrs. Lawson became a Director of the Company in 2002.

Andrew D. Lundquist. Mr. Lundquist received a Bachelor of Science degree from the University of Alaska and a Juris Doctorate from Catholic University Columbus School of Law. He joined the Company’s Board of Directors in September 2004, in accordance with the terms of the Company’s merger with Evergreen Resources, Inc. after having served as an independent director on the Board of Directors of Evergreen Resources, Inc. since November 2002. During 2001, Mr. Lundquist served as the Director of The White House National Energy Policy Development Group, which directed the cabinet-level task force created by the President and headed by the Vice President that produced the President’s National Energy Policy. At that same time, he also served as Senior Advisor to the President and Vice President on energy issues. Mr. Lundquist was the Majority Staff Director of the U.S. Senate Energy and Natural Resources Committee from 1998 to 2001. Since March 2002, Mr. Lundquist has served as the Managing Partner of BlueWater Strategies LLC, a Washington, D.C.-based consulting firm that provides analytic and strategic advice to senior executives of corporations. Mr. Lundquist also serves as Director of Coeur d’Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property.

Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997. Since October 1991, he has operated an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in its Dallas, Texas office. His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

Frank A. Risch. Mr. Risch received a Bachelor of Science degree in business administration in 1964 from Pennsylvania State University and a Master of Science degree in industrial administration in 1966 from Carnegie Mellon University. Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years. Mr. Risch retired in 2004 as Vice President and Treasurer (and Principal Financial Officer) of Exxon Mobil Corporation. He was appointed to the Company’s Board of Directors in August 2005. He is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University. He is active in civic and community organizations, serving as Executive Vice President (Chairman-Elect) of the Dallas Theater Center and as a member of the Boards of the Communities Foundation of Texas, the Dallas Center for the Performing Arts and Dallas CASA (Court Appointed Special Advocates). He is a member of the Financial Executives International, the World Affairs Council of Greater Dallas and the Dallas Committee on Foreign Relations.

Mark S. Sexton. Mr. Sexton graduated from Stanford University in 1978 with a Bachelor of Science degree in mechanical engineering and was registered as a professional engineer in Colorado. He joined the Company’s Board of Directors in September 2004, in accordance with the terms of the Company’s merger with Evergreen Resources, Inc. Mr. Sexton was employed in various technical, financial and management positions with Amoco Production Company, Norwest Bank and energy companies specifically targeting coal bed methane development until he joined Evergreen Resources, Inc. in 1989 where he initially managed its daily operating activities. Before Evergreen Resources, Inc. merged with the Company in September 2004, Mr. Sexton served as a director from March 1995, its President and its Chief Executive Officer from June 1995 and Chairman of the Board of Directors from 1999. Following the merger, Mr. Sexton was the Chairman and Chief Executive Officer of Evergreen Energy Inc. (formerly known as KFx, Inc. and not affiliated with his previous employer, Evergreen Resources, Inc.) until April 2007. Mr. Sexton has formerly been president of the Colorado Oil & Gas Association, a board member of the Independent Petroleum Association of America, an executive committee member of the Independent Petroleum Association of Mountain States and a member of the Society of Petroleum Engineers.

Robert A. Solberg. Mr. Solberg earned a Bachelor of Science in Civil Engineering from the University of North Dakota in 1969, and is a licensed Petroleum Engineer. Mr. Solberg spent over three decades working for Texaco Inc. throughout the world. He served his last ten years as a Corporate Vice President with several management roles including President of International Exploration and Production and President of Upstream Commercial Development. He elected to retire in 2002 and joined the Company’s Board of Directors in 2002. He continues to live in Houston, Texas with a focus on investment management and business consultation. Mr. Solberg serves as an outside Director and non-executive Chairman of JDR Cable Systems, Ltd., a privately owned British company. Since December 2005, Mr. Solberg has served as Chairman of the Board of Directors for Scorpion Offshore Ltd, a Bermuda based corporation that owns and operates offshore drilling rigs. He also enjoys a history of civic leadership and serves on the University of North Dakota Alumni Association Board with a director role on their investment committee.

Jim A. Watson. Mr. Watson became a Director of the Company in September 2004. He earned a Bachelor of Arts degree from the University of Texas in 1962 and graduated, with honors, from The University of Texas School of Law in 1964. Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003. Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas. From 1987 to 1995, he held the position of Adjunct Professor at The University of Texas School of Law and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University. Since 1989, Mr. Watson has been included in The Best Lawyers in America.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors of the Company held seventeen meetings during 2007, and its independent directors met in executive session four times during 2007. During 2007, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served, other than Mr. Sexton who attended 65 percent. Mr. Sexton attended all of the regular in-person meetings of the Board of Directors; however, in 2007, many of the meetings of the Board of Directors were telephonic meetings scheduled on relatively short notice and conflicted with Mr. Sexton’s previous commitments.

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also the “Audit Committee Charter” that is posted on the Company’s website at www.pxd.com. The members of the Audit Committee are Messrs. Gardner (Chairman), Risch, Solberg and Watson, and Mrs. Lawson. The Audit Committee held twelve meetings during 2007.

Compensation and Management Development Committee. Responsibilities of the Compensation and Management Development Committee (the “Compensation Committee”), which are discussed in detail in its charter that is posted on the Company’s website at www.pxd.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company,
•	approve the annual salaries, bonuses and share-based awards paid to the Company’s executive officers,
•	periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees,
•	administer the Company’s equity plans, and
•	oversee the Company’s succession planning.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Vice President, Administration and Risk Management of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings. The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting. The Company’s Chief Executive Officer (the “CEO”) makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers’ performance; however, the Compensation Committee makes all final decisions regarding the executive officers’ compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2007, the Compensation Committee engaged the services of Hewitt Associates (“Hewitt”). Among the services Hewitt was asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs, including metric selection and target setting and the design of the Company’s performance unit award program.

The members of the Compensation Committee are Messrs. Buchanan (Chairman), Baroffio, Lundquist and Ramsey. The Compensation Committee held seven meetings during 2007.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “Corporate Governance” section included herein and also in the “Nominating and Corporate Governance Committee Charter” that is posted on the Company’s website at www.pxd.com. The members of the Nominating and Corporate Governance Committee include all non-employee directors. The Nominating and Corporate Governance Committee held three meetings during 2007.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company for 2008. Ernst & Young LLP has audited the Company’s consolidated financial statements since 1998. The 2007 audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 19, 2008.

The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K, audit of the Company’s internal control over financial reporting, reviews of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, and services in connection with the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2007 and 2006 were $1,826,000 and $1,876,000, respectively.

Audit-Related Fees. The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $836,000 and $113,000 during each of the years ended December 31, 2007 and 2006, respectively. Audit-related services were comprised of audits of carve out financial statements included in registration statements, audits of the Company’s 401(k) Plan and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Services Fees. The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $75,000 and $101,000 during the years ended December 31, 2007 and 2006, respectively. Tax services were primarily comprised of tax return preparation and review services for expatriates and the Company’s international subsidiaries and consultation on various tax issues.

Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during the years ended December 31, 2007 and 2006 totaled $7,000 and $6,000, respectively. The other services were comprised of access to Ernst & Young LLP’s on-line research services.

The Charter of the Company’s Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Ernst & Young LLP’s audit, audit-related, tax and other services. During 2007, the Audit Committee pre-approved 100 percent of the services described above under the captions “Audit Fees”, “Audit-Related Fees,” “Tax Services Fees” and “Other Fees.”

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP as the auditors of the Company for 2008.

COMPENSATION

Compensation of Directors

2007 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors during 2007:

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2), (3), (4) and (5) ($) (c)	All Other Compensation (6) ($) (g)	Total ($) (h)
James R. Baroffio	$67,500	$80,000	$—	$147,500
Edison C. Buchanan	$—	$142,528	$1,568	$144,096
R. Hartwell Gardner	$—	$155,009	$582	$155,591
Linda K. Lawson	$67,500	$80,000	$—	$147,500
Andrew D. Lundquist	$60,000	$80,016	$—	$140,016
Charles E. Ramsey, Jr.	$50,000	$105,000	$—	$155,000
Frank A. Risch	$67,500	$121,687	$76	$189,263
Mark S. Sexton	$60,000	$80,000	$—	$140,000
Robert A. Solberg	$—	$147,500	$219	$147,719
Jim A. Watson	$67,500	$111,250	$—	$178,750

___________

(1)

Amounts represent fees earned or paid in cash for services as a director during 2007, including the cash portion of the annual base retainer fee and committee chairmanship or membership fees incurred in connection with service on the Board or any committee of the Board.

(2)

Stock awards represent the dollar amount of compensation expense attributable to restricted stock unit awards recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007, determined in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). The Company valued its restricted stock unit awards based on the market-quoted closing price of the Company’s common stock on the last business day prior to the grant date of the awards. Additional detail regarding the Company’s share-based awards is included in Note H of Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)

The grant-date fair values of stock awards granted to directors during 2007 computed in accordance with SFAS 123(R) were as follows: (i) for Messrs. Baroffio, Lundquist, Ramsey, Risch, Sexton and Watson and Mrs. Lawson, $79,959; (ii) for Mr. Buchanan, $142,424; (iii) for Mr. Gardner, $154,927; and (iv) for Mr. Solberg, $147,415.

(4)

Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2007, totaled (i) 1,650 shares for Messrs. Baroffio, Lundquist, Ramsey, Sexton and Watson and Mrs. Lawson; (ii) 2,939 shares for Mr. Buchanan; (iii) 3,197 shares for Mr. Gardner; (iv) 2,668 shares for Mr. Risch; and (v) 2,346 shares for Mr. Solberg. In accordance with director elections, shares for which vesting services had been performed but for which share issuance has been deferred totaled (i) 6,306 shares for Mr. Buchanan; (ii) 6,929 shares for Mr. Gardner; and (iii) 4,779 shares for Mr. Lundquist as of December 31, 2007.

(5)	No options to purchase the Company’s common stock remained unexercised by directors as of December 31, 2007.
(6)	All other compensation includes travel and entertainment costs of directors’ spouses.

The Board of Directors believes providing competitive compensation is necessary to attract and retain qualified non-employee directors. The Board of Directors believes that the compensation package should require a significant portion of the total compensation package to be equity-based to align the interests of the directors and the Company’s stockholders, but should also allow each director the flexibility to choose to receive a portion of the director’s compensation in cash.

The elements of compensation for the Company’s non-employee directors for the 2007-2008 director year, which runs from the annual meeting of 2007 to the annual meeting of 2008, are as follows:

•	Each non-employee director receives an annual base retainer fee of $50,000 and an annual fee of $10,000 for service on one or more committees.
•	Each non-employee director receives an annual equity award of $80,000 in restricted stock units, which vests one year following the date of the award.
•	Audit Committee members receive an additional $7,500 annual fee.
•	The geosciences specialist on the Board of Directors receives an additional $7,500 annual fee.
•	The lead director receives an additional $15,000 annual fee.
•	The chairman of the Audit Committee receives an additional $7,500 annual fee.
•	The chairman of the Compensation Committee receives an additional $2,500 annual fee.

Beginning with the 2008-2009 director year, the Board of Directors approved an increase in the annual equity award from $80,000 in restricted stock units to $120,000 in restricted stock units.

Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees, travel and entertainment expenses for each director’s spouse who is invited to accompany directors to meetings of the Board of Directors, director education, seminars and trade publications. No additional fees are paid for attendance at Board of Directors or committee meetings. The Company’s CEO does not receive additional compensation for serving on the Board of Directors.

Under this compensation program, non-employee directors are eligible to receive their fees in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units. The Company can use these awards instead of cash to pay its non-employee directors all or part of their annual fees. The Board of Directors determines the form (or combination of forms) of compensation each year, based on the economic and other circumstances at the time of award and based on its view of which awards will best align the interests of the stockholders and the Board of Directors. For the 2007-2008 director year, the non-employee directors could choose to be compensated for their annual directors’ fees in (i) 100 percent cash, (ii) 100 percent restricted stock units (“RSU”) or (iii) a 50/50 combination thereof. The restricted stock units received in payment of annual directors’ fees vest quarterly on a pro rata basis during the director year. The price used to calculate the number of restricted stock units granted with respect to both the annual equity award and any fees that a director chooses to receive in restricted stock units is based on the closing stock price on the day prior to the Company’s annual meeting of stockholders.

Each non-employee director, upon commencement of initial service as a director, receives $150,000 in restricted stock units. Directors who served on the board of directors of a company that was acquired or merged into the Company and joined the Company’s Board of Directors as a result of the acquisition or merger are not eligible for this award. The price used to calculate the number of restricted stock units granted is based on the closing stock price on the day prior to the day the director is elected to serve on the Board of Directors. The shares granted are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares each year following the grant over a three-year period. Retirement before the third anniversary of the grant results in pro rata vesting based on the number of quarterly meetings remaining in the three-year vesting period.

The vesting of ownership and the lapse of transfer restrictions on restricted stock units to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

To support the Company’s commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least five times each director’s annual base retainer fee. The non-employee directors have three years after joining the Board of Directors to meet this guideline. All non-employee directors are in compliance with this ownership guideline.

Compensation of Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis is to communicate the Company’s compensation program for the named executive officers listed on the “Summary Compensation Table” that follows this discussion (the “NEOs”) and explain how the program is implemented by the Company and the Compensation Committee.

Compensation Principles

The Company’s executive compensation program has been designed to provide a total compensation package that allows the Company to attract, retain and motivate executives necessary to capably manage the Company’s business. This program is guided by several key principles:

•	To provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program;
•	To create compensation programs that align the interests of the Company’s executives with those of the Company’s stockholders;
•	To provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom the Company competes for talent;
•	To provide financial incentives to the Company’s executives to achieve key financial and operational objectives set by the Board of Directors;
•	To be fair to the executives, the Company and its stockholders; and
•	To recognize an executive’s commitment and dedication in the performance of the job and to support the Company’s culture.

Establishing the Executive Compensation Program

Guided by the compensation principles listed above, the Compensation Committee also considers the following factors when making compensation decisions for the NEOs:

•	Historical compensation levels;
•	Competitive pay practices at companies in the Company’s peer group;
•	Industry conditions;
•	Corporate performance as compared to internal goals and to the peer group;
•	Internal pay equity among the Company’s executives; and
•	The overall effectiveness of the Company’s compensation program in achieving desired results.

The Compensation Committee views the executives below the level of the CEO and Chief Operating Officer as a team with diverse duties, but with similar authority and responsibility. This team approach is factored into determining pay decisions for this group of executives.

The Compensation Committee does not assign any particular weighting to the factors described above when making compensation decisions for the NEOs.

Role of the Compensation and Management Development Committee. As a part of its oversight of the Company’s executive compensation program, the Compensation Committee:

•	Administers the Company’s executive compensation program;
•	Establishes the Company’s overall compensation philosophy and strategy; and
•	Ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In discharging its duties, the Compensation Committee:

•	Approves specific annual corporate goals and objectives relative to Mr. Sheffield’s compensation;
•	Reviews Mr. Sheffield’s performance in meeting these corporate goals and objectives; and
•	Determines the individual elements of Mr. Sheffield’s total compensation and benefits.

Prior to finalizing compensation for Mr. Sheffield, the Compensation Committee reviews its intentions with the other independent directors of the Company and receives their input.

Mr. Sheffield makes recommendations to the Compensation Committee regarding the compensation of the other NEOs, and provides information to the Compensation Committee regarding their performance; however, the Compensation Committee makes all final decisions regarding the NEOs’ compensation.

The Compensation Committee utilizes tally sheets to review each NEO’s total compensation and potential payouts in the event of a change in control and for various terminating events to determine if the compensation plan design is meeting the Compensation Committee’s objectives.

A further description of the duties and responsibilities of the Compensation Committee can be found in “Meetings and Committees of Directors - Compensation and Management Development Committee.”

Role of Executive Officers. The Company’s Administration and Human Resources Departments assist the Compensation Committee and the Compensation Committee’s compensation consultant in gathering the information needed for their respective reviews of the Company’s executive compensation program. This assistance includes assembling requested compensation data for the NEOs. As referenced in the section above, the CEO develops pay recommendations for the other NEOs for approval by the Compensation Committee. The Compensation Committee, in executive session and without executive officers present, approves the CEO’s pay levels. The CEO does not make recommendations to the Compensation Committee on his own pay levels.

Role of the Compensation Consultant. The Compensation Committee has retained Hewitt as an outside advisor to provide information and objective advice regarding executive compensation. The Compensation Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. All of the decisions with respect to the Company’s executive compensation, however, are made by the Compensation Committee alone. The Compensation Committee has the final authority to hire and terminate the compensation consultant, and the Compensation Committee evaluates the compensation consultant annually.

Hewitt may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the Company’s executive officers also receive.

Benchmarking. In conjunction with its independent consultant, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine how well actual compensation levels compare to the overall philosophy and external market. Each year a peer group is established consisting of independent oil and gas exploration companies having similar asset, revenue and capital investment profiles as the Company. The Compensation Committee believes these metrics are appropriate for determining peers because they provide a reasonable point of reference for comparing similar positions and scope of responsibility. The Compensation Committee’s objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company.

For 2007, the Compensation Committee approved a peer group of the eleven companies listed below:

•	Apache Corporation
•	Chesapeake Energy Corporation
•	Cimarex Energy Co.
•	EOG Resources, Inc.
•	Newfield Exploration Company
•	Noble Energy, Inc.
•	Plains Exploration and Production Company
•	Pogo Producing Company
•	Quicksilver Resources Inc.
•	Range Resources Corporation
•	XTO Energy Inc.

In order to increase the number of market reference points for positions which lacked sufficient matches within the peer group, the Company also reviewed compensation levels for the four additional companies listed below:

•	Cabot Oil & Gas Co.
•	Devon Energy Corporation
•	Marathon Oil Corporation
•	Southwestern Energy Company.

The Company’s benchmarking consists of all components of direct compensation, including base salary, annual incentive bonus and long-term incentives. Information gathered from the proxy statements of the peer group and Hewitt’s proprietary databases for the named companies in the peer group, are reviewed as a part of the benchmarking effort. The Compensation Committee reviews the peer group each year and makes changes as needed. The peer group used in 2007 was the same group used in 2006, except that Apache Corporation was added to replace Kerr-McGee Corporation, which had been acquired. After the establishment of the 2007 peer group, Pogo Producing Company was acquired, and, for the 2008 peer group, has been replaced by Forest Oil Corporation.

Elements of the Company’s Compensation Program

Components of Compensation. There are four main components of the Company’s executive compensation program:

•	Base salary;
•	Annual cash incentives;
•	Long-term equity incentives, including a combination of restricted stock grants and performance based restricted stock units grants; and
•	Other compensation, including perquisites and retirement benefits.

The Compensation Committee considers each of these components within the context of a total rewards framework. The proportion of compensation allocated, or targeted, to each of these components is generally designed to be consistent with competitive practices among the peer group. The Compensation Committee believes that the appropriate balance of these components will align the interests of executives with those of the Company’s stockholders and facilitate the creation of value for stockholders.

Balance of Compensation Components. The Company’s program offers the NEOs the opportunity to receive base pay at the median of the market and total compensation that is above or below target, depending upon the achievement of performance hurdles in the annual incentive plan and the long-term incentive plan. As a result, the compensation program is designed to pay executives at the median of the market for target performance, significantly above the median in times of superior performance and significantly below the median in times of poor performance. In addition, the Company believes that as an executive’s leadership role expands and the associated scope, duties and responsibilities increase, a greater portion of the compensation should be performance-driven and have a longer-term emphasis.

The following sections describe in greater detail each of the components of the Company’s executive compensation program, why they were selected, and how the amounts of each element were determined for 2007.

Base Salary

Base salary is designed to compensate the NEOs for their roles and responsibilities, and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining the levels of base salaries, the Company considers each executive’s role and responsibility, experience, salary levels for similar positions in the Company’s peer group and internal pay equity.

The Compensation Committee’s compensation philosophy is to target base salaries at the market median for each NEO. Although the Compensation Committee targets the 50th percentile, the actual base salary may be slightly above or below based on level of experience and tenure in the role. NEOs with the same or similar levels of responsibilities and experience are targeted at the same base salary level.

The 2007 benchmarking showed that salaries for most NEOs were below the 50th percentile of the peer group. Based on the 2007 benchmarking results and other factors described above and after consultation with the Board of Directors, the Compensation Committee approved the following salary increases for 2008:

NEO	2007 Base Salary	2008 Base Salary	% Increase
Scott D Sheffield	$850,000	$956,000	12.47%
Richard P. Dealy	$360,000	$406,000	12.78%
Mark S. Berg	$340,000	$376,000	10.58%
Chris J. Cheatwood	$340,000	$376,000	10.58%
Timothy L. Dove	$525,000	$531,000	1.14%

At these levels the NEO’s base salaries are targeted to approximate the 50th percentile for their respective NEO positions.

For 2007, the fixed base salary represents between 18 and 27 percent of the NEO’s compensation package, assuming the Company is paying at target performance levels for its incentive programs. The Committee does not have a targeted weight of salary as a percentage of total pay.

Annual Cash Bonus Incentives

Overview

The annual incentive bonus program is designed to recognize and reward the NEOs with cash payments based on both the Company’s success in achieving its preset financial metrics for the year and the individual executive’s performance.

At or near the beginning of each year, the Compensation Committee sets out each NEO’s target award level as a percent of the executive’s base salary. The Compensation Committee’s compensation philosophy is to target the award levels at the median of the Company’s competitive market. These target award levels are reviewed periodically by the Compensation Committee. For 2007, the target awards for the NEOs represented on average between 17 percent and 20 percent of the NEO’s overall compensation package if paid at the target performance level. The Company does not have a targeted weight of annual cash bonus incentive as a percentage of total pay.

The 2007 benchmarking showed that the levels of the target annual cash bonus incentive for the NEOs were set approximately at the 50th percentile of the market for each respective NEO positions. These target bonus percents of the NEO’s base salary are reflected in the following table.

NEO	Target Bonus Percent
Scott D. Sheffield	100%
Richard P. Dealy	80%
Mark S. Berg	65%
Chris J. Cheatwood	65%
Timothy L. Dove	85%

The Company’s annual bonus incentives are predicated on the achievement of certain internal performance metrics that drive the Company’s success rather than the achievement of goals measured relative to peer company performance. In setting its goals, the Compensation Committee considers its target levels compared to peer companies, but believes it is critical to set targets that are in line with the Company’s capabilities and business plan. As discussed below, the Compensation Committee believes that the 2007 long-term equity incentive portion of the compensation program, which represents the majority of the NEOs’ potential compensation, more effectively reflects the comparison of the Company’s performance relative to its peer group.

The Compensation Committee believes the goals for the internal performance metrics are aligned with the Company’s publicly disclosed operating and financial targets. Although the Compensation Committee considers the goals challenging, it believes they are achievable if the Company’s expectations as to industry, Company and individual performance are realized. The Compensation Committee also establishes certain non-financial objectives that vary by NEO depending on the NEO’s area of responsibility. Since the Company’s culture is focused on teamwork and communication, the NEO’s achievement of the individual goals are generally based on the Compensation Committee’s evaluation of the NEO’s individual leadership of his departments and reporting groups. Additionally, the Compensation Committee considers the contribution made by the NEO to the senior management leadership team and to the Company’s success in achieving its annual goals.

In evaluating performance against the goals and objectives, the Company does not employ a formula or weighting of the goals, but rather subjectively evaluates performance in light of oil and gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year. In determining the actual annual incentive bonus payouts, the Compensation Committee also takes into consideration expected annual incentive bonus payouts within the oil and gas industry.

Current Framework

In February 2007, the Compensation Committee, working with management, established the performance metrics and a goal or goal range for each metric for 2007 bonuses payable in 2008. The metrics represented the operating and financial measures critical to the success of exploration and production companies and specifically metrics critical to the Company’s success. The use of these metrics supported the Compensation Committee’s philosophy that the annual incentive bonus reflects the Company’s overall performance.

The 2007 performance metrics and goals or goal ranges were as follows:

Metric	Goal	Result

Production/Share Growth	12%	14%
Production (barrel of oil equivalent (“BOE”))	35,000,000 - 37,000,000	35,500,000
Operating Costs ($/BOE)
Base	$7.25 - $8.25	$7.88
Total Operating Cost	$11.00 - $12.00	$11.84
G&A Overhead ($/BOE)	$3.50 - $3.75	$3.71
Net Debt	$1,800,000,000 - $2,100,000,000	$2,700,000,000
Finding Cost ($/BOE) (1)	$12.00 - $18.00	$15.39
Reserve Replacement Percentage (2)	Greater than 200%	362%
Return on Equity	7% - 12%	12%

____________

(1)

“Finding Cost” is determined by dividing total costs incurred by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries . Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

(2)

“Reserve Replacement” is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries divided by annual production of oil, natural gas liquids and natural gas, on a BOE basis.

Although the Compensation Committee did not establish a specific net asset value performance metric, the Compensation Committee reviewed with management the Company’s net asset value per share calculation to understand how net asset value changed during 2007. Changes in net asset value are important in the Compensation Committee’s overall assessment of the Company’s performance and one of the key factors in the Compensation Committee’s discretionary determination of final annual incentive bonus awards. Net asset value per share increased in 2007 relative to 2006. The Compensation Committee also reviews the safety and environmental performance of the Company compared to prior years’ experience and industry standards.

In addition, for 2007, the Compensation Committee worked with the CEO to establish individual non-financial objectives for each NEO based on operational and project–oriented factors in the NEO’s areas of responsibility. These were goals the Compensation Committee and Mr. Sheffield determined to be critical to the performance in each NEO’s area of responsibility.

In February 2008, the Compensation Committee reviewed the Company’s 2007 performance relative to the internal metrics. The Compensation Committee determined that the Company’s performance met or exceeded the goals set forth in the table above except for the goal related to the net debt metric, which was affected by the impact of acquisitions, stock repurchases and rising service costs. Additionally, the Company’s production was on the low end of the goal range due to the divestiture of its Canadian subsidiary. Based on this review, the Compensation Committee set the base level of 2007 annual incentive bonus payouts at 135 percent of target for the NEOs. Adjustments to individual awards from the base level were then considered based on the performance of that individual. The 2007 bonus payments as a percent of target for Mr. Sheffield and the NEOs were as follows:

NEO
Scott D Sheffield	135%
Richard P. Dealy	140%
Mark S. Berg	140%
Chris J. Cheatwood	135%
Timothy L. Dove	135%

For 2008, the target bonus levels for NEOs did not change from the previous year.

Long-Term Equity Incentives

Overview

The Company’s long-term incentive awards are used to link Company performance and increases in stockholder value to the total compensation for the Company’s NEOs. The annualized value of the long-term incentive awards is intended to be the largest component of the NEO’s overall compensation package. Assuming performance is at target, the long-term incentive awards represent approximately 60 percent of the NEOs’ total compensation. The Compensation Committee believes this significant emphasis on stock based compensation effectively aligns the interests of the NEOs with those of the Company’s stockholders, providing incentive to the NEOs to focus on the long-term success of the Company. These awards are also key components of the Company’s ability to attract and retain the Company’s key NEOs.

The value of each NEO’s long-term incentive award is set at or near the beginning of each year after the Compensation Committee reviews the annual benchmarking. Awards are targeted at the median of the Company’s peer group, which is consistent with the Company’s overall philosophy. In addition to the benchmark data, the Compensation Committee considers and reviews individual performance to determine the value of the long-term incentive award. The Compensation Committee generally does not consider the size or current value of prior long-term incentive awards in determining future award levels because the Compensation Committee believes that prior years’ awards are a component of that specific year’s total compensation determined as competitive and appropriate at that time.

In administering the long-term incentive plan, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled February Compensation Committee meeting.
•	The Compensation Committee retains the discretion to approve long-term incentive awards effective on the hire date.
•	Awards are determined based on a dollar value, which is converted to shares by reference to the average closing price of the Company’s common stock during the prior calendar year.
•	The Company does not time the release of material non-public information to impact the value of executive equity compensation awards.

Current Framework

In order to meet the Company’s objectives for long-term incentive awards, grants of performance units and restricted shares were made to NEOs in February 2007. As described below, the performance units are earned based on performance over a three-year period and vest at the end of the three-year period, while the restricted stock awards vest three years following the date of grant. The Company believes that these mechanisms keep executives focused on the creation of long-term stockholder value.

The 2007 awards were weighted 50 percent in performance units and 50 percent in restricted stock. The Compensation Committee intends to determine annually the allocation of future long-term incentive awards among performance units, restricted stock and other equity awards as well as the metrics that would be applicable to any performance-based award.

The 2007 award values for each NEO were as follows:

NEO	2007 Restricted Stock	2007 Performance Units
Scott D. Sheffield	$1,500,000	$1,500,000
Richard P. Dealy	$425,000	$425,000
Mark S. Berg	$350,000	$350,000
Chris J. Cheatwood	$350,000	$350,000
Timothy L. Dove	$650,000	$650,000

Performance Units

In order to further align the interests of the NEOs with stockholders and to move long-term incentive awards in line with the Company’s pay-for-performance philosophy, the Company began granting performance units in 2007.

Although certain compensation awards, such as the annual incentive bonus, include a subjective evaluation factor, the Compensation Committee determined that performance under the performance unit award program should be measured objectively to keep executives in close alignment with stockholders. As such, performance under the performance unit award program is measured based on relative total stockholder return (“TSR”) over a three-year performance period. The Company believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance and provides the best alignment of the interests of management and the Company’s stockholders.

The peer group used in measuring relative TSR was the same group of companies approved by the Compensation Committee for external benchmarking. Payouts range from zero percent to 250 percent of a target number of units based on relative ranking. A target award payout corresponds to the Company’s ranking at the middle of the peer group at the end of the three-year performance period ending December 31, 2009. Any earned units will be paid in stock. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. Vesting of unearned performance units accelerates upon a change in control.

Restricted Stock

Restricted stock awards are provided to NEOs in order to encourage executive retention and stock ownership and to align the interests of the NEOs with those of the Company’s stockholders. Generally, the NEOs’ restricted stock awards vest on the third anniversary of the date of grant, provided the NEO remains employed with the Company. The vesting of restricted stock accelerates upon a change in control. The Compensation Committee believes that providing this benefit is in line with the Company’s compensation philosophy and is competitive with market practice for the Company’s peers. In addition, the Compensation Committee believes that providing restricted stock encourages the NEOs to use the Company’s equity to build a retirement portfolio. The Compensation Committee believes this is preferable to providing a defined benefit retirement plan, and therefore, has decided to not sponsor such a plan.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites and retirement benefits as components of total compensation is important in attracting and retaining qualified personnel; however, insofar as the Company has chosen to emphasize variable, performance–based pay, the Company takes a conservative approach to these fixed benefits. The Company’s perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers. Payment of country club dues was removed as a perquisite for the NEOs and was replaced by a small base salary adjustment effective January 1, 2008.

As of January 1, 2008, the Company no longer pays the cost for Mr. Sheffield’s spouse’s travel and his spouse’s cost to participate in business dinners or events. The Company pays for the costs for other NEOs’ spouses to participate in business dinners or events, which the Company expects to be minimal. Additionally, the Company pays the premium for a $1,000,000 term life insurance policy for Mr. Sheffield.

The Company maintains a fractional ownership interest in two private aircrafts. These aircrafts are made available for business use to the executive officers and other employees of the Company. The Company’s policy is to not permit employees, including executive officers, to use the aircraft for personal use. The Company expects there will be occasions when a personal guest (including a family member) will accompany an employee on a business-related flight. In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

The Company’s NEOs participate in the Company’s welfare benefit plan on the same basis as the Company’s other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company’s defined contribution 401(k) retirement plan. The Company contributes two dollars for every one dollar of base compensation (up to 5 percent of base compensation and subject to the IRS imposed maximum contribution limits) contributed by the participant. The participant’s contributions are fully vested at all times, and the Company’s matching contributions vest over a period of four years, with 25 percent vesting for each one-year period of service with the Company by the participant. Participants may make additional pre-tax and after-tax contributions to the plan. All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs. The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments. The Company provides a matching contribution equal to the NEO’s contribution, but limited to a maximum of ten percent of base salary. The Company’s matching contribution vests immediately. The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds or to a self-directed brokerage account offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant’s investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company.

Participants may choose to receive distribution of their vested benefits from the plan as soon as administratively practicable (i) after the date of separation from service with the Company or (ii) after January 1 of the year following the date of separation from service with the Company. A participant’s vested benefits may, at the option of the participant, be distributed in one lump sum, in five annual installments or in ten annual installments. The Company believes the plan is administered in operational compliance with all applicable rules and law.

Because the costs and ultimate payouts are difficult to quantify and control, the Company has purposely avoided sponsoring a defined benefit retirement plan or supplemental executive retirement plan. Further, retirement plans are not viewed as the sole means by which its executive officers fund their retirement. The Committee believes that a portion of this need should be met through the accumulation of Company stock acquired through equity awards.

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements. As a result, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to meet the following objectives:

•	Recruit and retain executives;
•	Provide continuity of management in the event of an actual or threatened change in control; and
•	Provide the executive with the security to make decisions that are in the best long-term interest of the stockholders.

The terms of these agreements are described later in “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

To support the commitment to significant stock ownership, the Company’s common stock ownership guidelines are as follows:

•	For the Chairman of the Board of Directors and CEO, ownership of stock with a value equal to at least five times annual base salary.
•	For the President and other NEOs, ownership of stock with a value equal to at least three times annual base salary.
•	A NEO generally has three years after becoming an executive officer to meet the guideline.

As of December 31, 2007, the stock ownership of all NEOs significantly exceeded the stock ownership guidelines.

In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual’s holdings. All NEOs, including Mr. Sheffield, are in compliance with the ownership guidelines.

Policy on Recovery of Compensation and Clawbacks

During 2008, the Compensation Committee intends to consider a policy regarding the possible recovery by the Company of certain incentive compensation paid to an NEO if that compensation was predicated upon the achievement of financial results that were subsequently the subject of a restatement and, in the Board’s view, the officer engaged in certain misconduct that caused the need for the restatement.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers, including the NEOs. Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in a legal proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity if the indemnitee meets the standard of conduct provided in Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnitee’s right to indemnification, whether or not wholly successful.

Tax and Accounting Considerations

Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs in excess of $1,000,000 unless the compensation meets the definition of “performance-based compensation” as required in Section 162(m) of the Internal Revenue Code of 1986, as amended. Non-deductibility results in additional tax costs to the Company.

The Company’s annual incentive bonus plan does not meet the definition of performance-based compensation as required in Section 162(m) primarily because the annual incentive bonus plan is not formula driven and the Compensation Committee retains the right to make subjective evaluations of performance, including an assessment of how effectively management adapts to changing industry conditions and opportunities during the Company’s bonus year. The Company’s restricted stock awards do not qualify as performance-based compensation under Section 162(m). Awards under the performance unit award program are designed to qualify for deductibility under Section 162(m).

Accordingly, the portions of compensation paid to the Company’s NEOs in 2007 that exceeded $1,000,000 (other than from the exercise of stock options) are generally not deductible. The Compensation Committee believes it is in the best interest of stockholders to use restricted stock and to continue with a discretionary element in the annual incentive bonus program. Portions of future restricted stock awards and annual incentive bonus awards may not be deductible. The Compensation Committee believes it is important to retain its discretionary judgment in evaluating performance-based pay and that a portion of the long-term incentive awards should be in restricted stock. The Compensation Committee has reviewed the approximate amount of the Section 162(m) loss of deduction and concluded that it should continue with its current practices.

Non-qualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions, which were effective January 1, 2005. A more detailed discussion of the Company’s non-qualified deferred compensation arrangements is provided above under the heading “Retirement Plans.”

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based awards under its Long-Term Equity Incentives in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (R) “Share-Based Payment.”

SUMMARY COMPENSATION TABLE

The compensation paid to the Company’s executive officers generally consists of base salaries, annual incentive bonus payments, awards under the Company’s Long-Term Incentive Plan, contributions to the Company’s non-qualified deferred compensation plan, contributions to the Company’s defined contribution 401(k) retirement plan and miscellaneous perquisites. The following table summarizes the total compensation for 2007 and 2006 awarded to, earned by or paid to the named executive officers, or the NEOs, comprised of (i) the Company’s CEO, (ii) the Company’s Chief Financial Officer, and (iii) the three most highly compensated executive officers in 2007 other than the CEO and Chief Financial Officer:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Change in Non-qualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(h)	(i)	(j)
Scott D. Sheffield	2007	$850,000	$1,147,500	$2,616,382	$129,518	$226,305	$4,969,705
Chairman of the Board of Directors and Chief Executive Officer	2006	$850,000	$850,000	$2,217,217	$14,348	$221,110	$4,152,675
Richard P. Dealy	2007	$360,000	$403,200	$647,099	$3,294	$74,657	$1,488,250
Executive Vice President and Chief Financial Officer	2006	$360,000	$277,200	$445,132	$34,397	$74,660	$1,191,389
Mark S. Berg	2007	$340,000	$309,400	$590,771	$—	$61,545	$1,301,716
Executive Vice President and General Counsel	2006	$340,000	$279,000	$369,300	$12,963	$63,523	$1,064,786
Chris J. Cheatwood	2007	$340,000	$298,350	$576,464	$—	$79,071	$1,293,885
Executive Vice President, Geoscience	2006	$340,000	$243,100	$539,619	$63,992	$73,195	$1,259,906
Timothy L. Dove	2007	$525,000	$602,438	$1,049,521	$14,027	$86,352	$2,277,338
President and Chief Operating Officer	2006	$525,000	$446,250	$827,427	$46,380	$86,429	$1,931,486

______________

(1)

Bonus amounts represent discretionary bonuses earned during 2007 and 2006 under the Company’s annual incentive bonus program that were paid during March 2008 and February 2007, respectively. Although the amounts provided under this annual incentive bonus program are subject to certain performance targets, due to the level of discretion retained by the Company over the payment of these bonuses, the amounts do not constitute incentive plan awards within the meaning of the SEC’s executive compensation disclosure rules.

(2)

Stock awards represent the dollar amount of compensation expense recognized by the Company for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, attributable to restricted stock, stock option and performance unit awards granted in 2007 and prior years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company valued its restricted stock awards based on the market-quoted closing price of the Company’s common stock on the last business day prior to the grant date of the awards. Stock option awards are valued as of the grant dates using the Black-Scholes option pricing model. The Company’s performance units are valued using the Monte Carlo simulation method. Additional detail regarding the Company’s share-based awards is included in Note H of Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The restricted stock and performance units awarded to the NEOs in 2007 are reflected below under “2007 Grants of Plan-Based Awards.” For additional information on restricted stock, stock options and performance units awarded to the NEOs in

2007 and prior years that were outstanding as of December 31, 2007, see below under “2007 Outstanding Equity Awards at Fiscal Year End.”

(3)

In accordance with the rules of the SEC, changes in non-qualified deferred compensation earnings represent the earnings that accrued during 2007 and 2006 to the accounts of Messrs. Sheffield, Dealy, Berg, Cheatwood and Dove, to the extent that the rate of return exceeded 120% of the applicable federal rate of interest for that year, which was 5.80% and 5.98% in 2007 and 2006, respectively.

(4)

All other compensation includes the Company contributions to the NEOs’ 401(k) retirement accounts and non-qualified deferred compensation plan, life insurance premiums, income tax reimbursement payments and other perquisites, as shown in the following table:

	Year ended December 31, 2007
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove

401(k) contributions	$22,500	$22,770	$22,500	$22,496	$22,496
Non-qualified deferred compensation plan contributions	85,000	36,000	33,000	34,000	52,500
Life insurance premiums	7,762	804	1,134	1,134	2,622
Country club dues	6,495	5,157	4,911	5,651	5,700
Spousal travel & entertainment costs (a)	58,818	234	—	3,814	1,186
Financial counseling	9,150	9,150	—	9,150	—
Tax reimbursement payments (b)	35,815	242	—	2,061	1,106
Medical exams and other	765	300	—	765	742
	$226,305	$74,657	$61,545	$79,071	$86,352

______________

(a)	Spousal travel & entertainment costs represent the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company related business trips.
(b)	Tax reimbursement payments represent the actual cost to the Company of tax reimbursements made to the NEOs during 2007.

Mr. Sheffield, directly or indirectly, held working interests in wells of which the Company or a subsidiary is the operator. These interests were initially acquired in 1990 or earlier with Mr. Sheffield’s personal funds pursuant to a program offered by the Company’s predecessor. As such, Mr. Sheffield participates in the costs and revenues attributable to that working interest in accordance with customary industry terms. During 2007, the aggregate amount of the distributions made to Mr. Sheffield was $24,498.

2007 GRANTS OF PLAN BASED AWARDS

The following table sets forth, for each NEO, information about grants of plan based awards during 2007. In accordance with the rules of the SEC, the payouts shown in the “Threshold” column for the performance units (column (f)) reflect the lowest possible number of shares that would be issued, if any are paid. If the Company’s performance is below the threshold performance (i.e., a ranking of less than nine out of the applicable peer group), no shares will be paid.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(f)	(g)	(h)	(i)	(l)
Scott D. Sheffield	02/26/2007				34,997	$1,397,080
	02/26/2007	8,750	34,998	87,495		$1,482,515
Richard P. Dealy	02/26.2007				11,082	$442,393
	02/26/2007	2,771	11,083	27,708		$469,476
Mark S. Berg	02/26/2007				8,166	$325,987
	02/26/2007	2,042	8,166	20,415		$345,912
Chris J. Cheatwood	02/26/2007				8,166	$325,987
	02/26/2007	2,042	8,166	20,415		$345,912
Timothy L. Dove	02/26/2007				15,165	$605,387
	02/26/2007	3,792	15,166	37,915		$642,432

______________

(1)

The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payment levels with respect to the grants of performance units in 2007. The number of shares shown in the “Target” column assumes that the Company’s TSR performance results in a ranking of six out of the group of 11 companies that includes the Company and its peer group. The payouts shown in the “Threshold” column indicate the lowest possible payout (other than zero), representing 25% of the number of performance units subject to the award. If performance is below the threshold performance (i.e., a ranking of less than nine out of the applicable group of 11 companies), no shares are paid. The payouts shown in the “Maximum” column reflect the highest potential payout of 250% of the number of performance units awarded if the Company achieves the number one ranking within the 11 company group.

(2)	The amounts reported in this column are the number of restricted shares granted to each NEO in 2007.
(3)

The value of performance units was calculated using the fair value of the “Target” payout on the grant date and reflects the total amount that the Company would expense in its financial statements over the awards’ three-year performance period, in accordance with SFAS 123R. The assumptions used in calculating the assumed payout of performance units are discussed in footnote 2 to the Summary Compensation Table.

The 2007 awards of performance units and restricted stock were issued under the Company’s 2006 Long-Term Incentive Plan. The material terms of these awards are described below. Defined terms impacting the accelerated settlement or vesting of awards can be found below in “Potential Payments Upon Termination or Change in Control.”

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the initial number of performance units awarded, contingent on the continued employment of the NEO and the Company’s achievement of the performance objective at the end of the performance period. The 2007 awards have a three-year performance period (January 2007 to December 2009), and the number of performance units earned will be based on the Company’s TSR ranking for this three-year period compared to the TSR of the ten other companies in the peer group, in accordance with the following table (at the time of grant in February 2007, there were eleven companies in the peer group, but one of the companies has been acquired):

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	100%
7	75%
8	50%
9	25%
10	0%
11	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period.

Performance units earned will generally be paid in shares of the Company’s common stock no later than March 15th of the year following the year in which the performance period ends. The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the initial number awarded, which will be paid at the time the performance units are settled.

If a NEO’s employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO’s employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the initial number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the “pro ration fraction”); (2) if the NEO’s employment is terminated due to his normal retirement on or after his attainment of age 60, the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction; (3) if the NEO’s employment is terminated without cause or for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO’s employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective will be measured based on the Company’s actual performance as of that date.

Additional information regarding the performance unit awards can be found above under “Compensation Discussion and Analysis - Elements of the Company’s Compensation Program - Long-Term Equity Incentives.”

Restricted Stock

In general, the restricted stock awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date. While an NEO holds restricted shares, he is entitled to receive dividends on the shares at the same rate and time as other stockholders.

The vesting of the restricted shares will accelerate in full upon a change in control. In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares will vest equal to the total number of restricted shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated without cause or for good reason, all of the restricted shares subject to their awards will vest in full.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth, for each NEO, information regarding stock options, restricted stock and performance units that were held as of December 31, 2007, including awards that were granted prior to 2007:

	Options Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights that have not Vested (3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (4) ($)
(a)	(b)	(e)	(f)	(g)		(h)	(i)		(j)
Scott D. Sheffield	20,000	$18.96	02/14/2009	63,000	(5)	$3,076,920	34,998	(8)	$1,709,302
	26,000	$17.69	08/14/2009	61,000	(6)	$2,979,240
	60,000	$18.30	02/19/2010	34,997	(7)	$1,709,253
	60,000	$24.72	08/12/2010
	60,000	$24.25	02/18/2011
	30,000	$25.58	08/19/2011
Richard P. Dealy	4,166	$12.50	08/16/2008	14,000	(5)	$683,760	11,083	(8)	$541,293
	4,166	$18.96	02/14/2009	13,100	(6)	$639,804
	9,333	$17.69	08/14/2009	11,082	(7)	$541,245
	10,666	$18.30	02/19/2010
	10,500	$24.72	08/12/2010
	10,500	$24.25	02/18/2011
	5,250	$25.58	08/19/2011
Mark S. Berg				16,000	(5)	$781,440	8,166	(8)	$398,827
				12,000	(6)	$586,080
				8,166	(7)	$398,827
Chris J. Cheatwood	7,666	$17.69	08/14/2009	14,000	(5)	$683,760	8,166	(8)	$398,827
	10,000	$18.30	02/19/2010	12,000	(6)	$586,080
	13,333	$24.72	08/12/2010	8,166	(7)	$398,827
	13,333	$24.25	02/18/2011
	10,000	$25.58	08/19/2011
Timothy L. Dove	7,666	$18.96	02/14/2009	24,000	(5)	$1,172,160	15,166	(8)	740,707
	20,000	$17.69	08/14/2009	24,100	(6)	$1,177,044
	20,000	$18.30	02/19/2010	15,165	(7)	$740,659
	13,333	$24.72	08/12/2010
	20,000	$24.25	02/18/2011
	10,000	$25.58	08/19/2011

______________

(1)

All outstanding option awards were fully vested and exercisable as of December 31, 2006. Under the terms of these stock option awards, the options vested as to one-third of the number of shares covered by the award on each of the first three anniversaries of the date of grant, and the expiration date of each vested portion is the fifth anniversary of the date of vesting. The option expiration date reported in this column is the latest date any portion of the option will expire.

(2)	Based on the closing price of $48.84 of the Company’s common stock on December 31, 2007.

(3)	Represents the performance units that will vest on December 31, 2009 if and to the extent predetermined performance targets are achieved assuming that the “Target” performance targets are achieved.
(4)

Represents the market value of the unvested and unearned performance units based on the price per share of the Company’s common stock of $48.84, the closing market price on December 31, 2007, assuming that the “Target” performance targets are achieved.

(5)

This award of restricted stock vested in full on February 15, 2008, the third anniversary of the grant date, except that Mr. Berg’s vesting date is April 1, 2008, which is the third anniversary of his grant date of April 1, 2005, the first day of his employment with the Company.

(6)

This award of restricted stock vests in full on February 14, 2009, which is the third anniversary of the grant date. The vesting of this award will accelerate in full upon a change in control. In addition, the termination of the NEO’s employment prior to the vesting date will affect the vesting of the award as described above in the section entitled “2007 Grants of Plan Based Awards – Restricted Stock Awards.”

(7)

This award of restricted stock vests in full on February 26, 2010, which is the third anniversary of the grant date. The vesting of this award will accelerate in full upon a change in control. In addition, the termination of the NEO’s employment prior to the vesting date will affect the vesting of the award as described above in “2007 Grants of Plan Based Awards – Restricted Stock Awards.”

(8)	The vesting dates and conditions of this award of performance units are described above in “2007 Grants of Plan Based Awards – Performance Unit Awards.”

2007 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each NEO, information about their option exercises and the lapse of restrictions on stock awards during 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Scott D. Sheffield	76,000	$2,214,894	49,350	$1,991,273
Richard P. Dealy	21,667	$797,448	7,560	$305,046
Mark S. Berg	—	$—	—	$—
Chris J. Cheatwood	23,334	$751,773	15,750	$635,513
Timothy L. Dove	16,667	$493,109	16,800	$677,880

______________

(1)	The value realized per share acquired is based on the difference between the closing price of the Company’s common stock on the date of exercise and the exercise price of the options.
(2)	The value realized is based on the closing price of $40.35 of the Company’s common stock on February 16, 2007, the date of vesting.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2007 NON-QUALIFIED DEFERRED COMPENSATION

The Company’s NEOs participate in a Company-sponsored defined contribution 401(k) retirement plan and a non-qualified deferred compensation plan. The following table provides, for each NEO, information about their participation in the Company’s non-qualified deferred compensation plan:

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Balance at Last FYE (4) ($)
(a)	(b)	(c)	(d)	(f)
Scott D. Sheffield	$85,000	$85,000	$210,411	$1,605,108
Richard P. Dealy	$54,000	$36,000	$45,073	$765,400
Mark S. Berg	$33,000	$33,000	$(5,549)	$152,523
Chris J. Cheatwood	$51,000	$34,000	$29,289	$746,490
Timothy L. Dove	$52,500	$52,500	$66,355	$968,556

______________

(1)	The amounts in this column are also included in the Salary or Bonus column of the “Summary Compensation Table.”
(2)	The amounts in this column are also included in the All Other Compensation column of the “Summary Compensation Table.”
(3)

The amounts in this column represent aggregate earnings that accrued during 2007 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company’s non-qualified deferred compensation plan. The following amounts of such earnings are also reported as above-market returns in the Change in Non-qualified Deferred Compensation Earnings column of the “Summary Compensation Table”: Mr. Sheffield, $129,518; Mr. Dealy, $3,294 and Mr. Dove, $14,027.

(4)

The aggregate balances for Messrs. Sheffield, Dealy, Berg, Cheatwood and Dove include amounts of $14,348, $34,397, $12,963, $63,992 and $46,380, respectively, which are reported as compensation in the “Summary Compensation Table” for 2006.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments. In addition, the Company provides a matching contribution of 100 percent of the participant’s contribution up to the first ten percent of an executive officer’s base salary. The Company’s matching contribution vests immediately. The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer’s contributions and the Company matching contributions made on the executive’s behalf among the designated mutual funds and/or to a self-directed brokerage account offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the executive officer’s investment choices. To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company’s general creditors. An executive is permitted to change his investment choices at anytime.

Participants generally are not permitted to make withdrawals from the non-qualified deferred compensation plan prior to their termination of employment with the Company. However, a participant may be entitled to make a withdrawal prior to his termination of employment (1) if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant’s needs, or (2) once a year pursuant to the plan’s early withdrawal procedures. Upon a participant’s termination of employment, the participant’s benefits under the non-qualified deferred compensation plan shall be paid to him as soon as administratively practicable following (a) the date of the participant’s termination of employment or (b) if elected by the participant, the first day of the plan year following the date of the participant’s termination. A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is party to severance agreements and change in control agreements with its executive officers. Salaries and annual incentive bonuses are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries at its discretion.

The severance agreements provide that, if the executive terminates employment for good reason or if an executive officer’s employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) one times the executive officer’s base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly executive officer’s cost to continue coverage for himself and his eligible dependents under the Company’s group medical plans (36 times the monthly cost in the case of Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer’s base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company. In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain awards under the Company’s 1997 Long-Term Incentive Plan. The severance agreements terminate upon a change in control of the Company.

The change in control agreements provide that, if the executive officer terminates employment for good reason or if an executive officer’s employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or after a change in control, the Company must pay the executive officer a separation payment and provide continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), in addition to paying earned salary and vested benefits. In addition, all the executive officer’s awards under the Company’s 1997 Long-Term Incentive Plan will fully vest. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer’s base salary and a defined target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of the executive officer’s base salary if the date of termination is less than 30 days following the notice of termination and the executive officer’s employment is terminated by the Company. If the Company terminates an executive officer without cause following a potential change in control and if a change in control occurs within 12 months, the executive officer will be entitled upon the change in control to the payments that would have been made if the executive had continued as an executive officer until the change in control, as well as to a payment equal to the value of the executive officer’s equity-based awards that did not vest when his employment was terminated. If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must pay the executive officer a reduced separation payment equal to his annualized base salary, in addition to earned salary and vested benefits, and provide continued coverage for one year under group medical benefit plans. The change in control agreements also obligate the Company to make the executive officers whole (that is, provide a “gross-up”) for excise taxes that may be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

Both the severance agreements and the change in control agreements provide for a payment of one times the executive officer’s base salary in the event of his death, disability or retirement. All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A “change in control” generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires 20 percent or more of the Company’s common stock, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board of Directors changes, other than new members elected or nominated by at least a majority of the then-current board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company’s stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company’s stockholders approve a complete liquidation or dissolution of the Company.

A “potential change in control” will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

“Cause” generally means any of the following circumstances: (1) the officer’s failure to substantially perform his duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer’s engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company’s business or reputation; (3) the officer’s failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer’s conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, “cause” includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

“Good reason,” in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent his position as compared to his duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer’s base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company’s then existing practices.

The definition of “good reason” in Mr. Sheffield’s and Mr. Dove’s severance agreements is substantially similar to the definition in the change in control agreement, except that, in Mr. Sheffield’s agreement, “good reason” also includes the failure of the Company to nominate him for re-election to the Board of Directors, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, “good reason” generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

The following tables quantify the payments and benefits provided to the NEO’s upon the events specified below. The value of the accelerated vesting or settlement of equity awards is based on the closing price of $48.84 of the Company’s common stock on December 31, 2007.

Scott D. Sheffield. The following table shows, as of December 31, 2007, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination

Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$7,765,413	$—	$7,765,413	$5,201,362	$5,201,362	$7,765,413
Performance Units (3)	$—	$1,709,302	$—	$1,709,302	$569,767	$569,767	$1,709,302
Benefits & Perquisites:
Severance Payment	$—	$2,550,000	$—	$2,550,000	$850,000	$850,000	$5,058,084
Prorated Bonus Payment (4)	$—	$850,000	$—	$850,000	$850,000	$850,000	$841,667
Medical Benefit Continuation	$—	$31,633	$—	$31,633	$—	$—	$319,803
280G Reimbursement	$—	$—	$—	$—	$—	$—	$—
Pay in lieu of 30-day Notice (5)	$—	$70,833	$—	$70,833	$—	$—	$70,833
Unused Vacation (6)	$—	$—	$—	$—	$—	$—	$—
Total	$—	$12,977,181	$—	$12,977,181	$7,471,129	$7,471,129	$15,765,102

______________

(1)

The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2007, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2008 of 63,000 shares of restricted stock and the grant in February 2008 of 38,479 shares of restricted stock and 38,478 performance units.

(2)

Unvested restricted stock awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested restricted stock awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)

Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. For purposes of this computation, it is assumed “Target” shares will be issued.

(4)

Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes the Compensation Committee chose to make the payments indicated.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(6)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Richard P. Dealy. The following table shows, as of December 31, 2007, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination

Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,187,056	$—	$1,187,056	$1,187,056	$1,187,056	$1,864,809
Performance Units (3)	$—	$180,431	$—	$180,431	$180,431	$180,431	$541,293
Benefits & Perquisites:
Severance Payment	$—	$360,000	$—	$360,000	$360,000	$360,000	$1,808,950
Prorated Bonus Payment (4)	$—	$288,000	$—	$288,000	$288,000	$288,000	$245,000
Medical Benefit Continuation	$—	$22,459	$—	$22,459	$—	$—	$40,310
280G Reimbursement	$—	$—	$—	$—	$—	$—	$727,743
Pay in lieu of 30-day Notice (5)	$—	$30,000	$—	$30,000	$—	$—	$30,000
Unused Vacation (6)	$5,192	$5,192	$5,192	$5,192	$5,192	$5,192	$5,192
Total	$5,192	$2,073,138	$5,192	$2,073,138	$2,020,679	$2,020,679	$5,263,297

______________

(1)

The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2007, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2008 of 14,000 shares of restricted stock and the grant in February 2008 of 12,643 shares of restricted stock and 12,643 performance units.

(2)

Unvested restricted stock awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)

Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. For purposes of this computation, it is assumed “Target” shares will be issued.

(4)

Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes the Compensation Committee chose to make the payments indicated.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(6)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Mark S. Berg. The following table shows, as of December 31, 2007, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination

Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,163,515	$—	$1,163,515	$1,163,515	$1,163,515	$1,766,347
Performance Units (3)	$—	$132,942	$—	$132,942	$132,942	$132,942	$398,827
Benefits & Perquisites:
Severance Payment	$—	$340,000	$—	$340,000	$340,000	$340,000	$1,670,911
Prorated Bonus Payment (4)	$—	$221,000	$—	$221,000	$221,000	$221,000	$218,833
Medical Benefit Continuation	$—	$22,459	$—	$22,459	$—	$—	$40,310
280G Reimbursement	$—	$—	$—	$—	$—	$—	$755,611
Pay in lieu of 30-day Notice (5)	$—	$28,333	$—	$28,333	$—	$—	$28,333
Unused Vacation (6)	$15,201	$15,201	$15,201	$15,201	$15,201	$15,201	$15,201
Total	$15,201	$1,923,450	$15,201	$1,923,450	$1,872,658	$1,872,658	$4,894,373

______________

(1)

The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2007, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in April 2008 of 16,000 shares of restricted stock and the grant in February 2008 of 8,520 shares of restricted stock and 8,520 performance units.

(2)

Unvested restricted stock awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)

Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. For purposes of this computation, it is assumed “Target” shares will be issued.

(4)

Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes the Compensation Committee chose to make the payments indicated.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(6)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Chris J. Cheatwood. The following table shows, as of December 31, 2007, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination

Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,114,675	$—	$1,114,675	$1,114,675	$1,114,675	$1,668,667
Performance Units (3)	$—	$132,942	$—	$132,942	$132,942	$132,942	$398,827
Benefits & Perquisites:
Severance Payment	$—	$340,000	$—	$340,000	$340,000	$340,000	$1,670,910
Prorated Bonus Payment (4)	$—	$221,000	$—	$221,000	$221,000	$221,000	$218,833
Medical Benefit Continuation	$—	$22,459	$—	$22,459	$—	$—	$39,851
280G Reimbursement	$—	$—	$—	$—	$—	$—	$—
Pay in lieu of 30-day Notice (5)	$—	$28,333	$—	$28,333	$—	$—	$28,333
Unused Vacation (6)	$9,481	$9,481	$9,481	$9,481	$9,481	$9,481	$9,481
Total	$9,481	$1,868,890	$9,481	$1,868,890	$1,818,098	$1,818,098	$4,034,902

______________

(1)

The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2007, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2008 of 14,000 shares of restricted stock and the grant in February 2008 of 8,520 shares of restricted stock and 8,520 performance units.

(2)

Unvested restricted stock awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)

Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. For purposes of this computation, it is assumed “Target” shares will be issued.

(4)

Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes the Compensation Committee chose to make the payments indicated.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(6)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Timothy L. Dove. The following table shows, as of December 31, 2007, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination

Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$3,089,863	$—	$3,089,863	$2,031,988	$2,031,988	$3,089,863
Performance Units (3)	$—	$740,707	$—	$740,707	$246,902	$246,902	$740,707
Benefits & Perquisites:
Severance Payment	$—	$1,312,500	$—	$1,312,500	$525,000	$525,000	$2,861,678
Prorated Bonus Payment (4)	$—	$446,250	$—	$446,250	$446,250	$446,250	$432,083
Medical Benefit Continuation	$—	$38,746	$—	$38,746	$—	$—	$602,242
280G Reimbursement	$—	$—	$—	$—	$—	$—	$1,240,917
Pay in lieu of 30-day Notice (5)	$—	$43,750	$—	$43,750	$—	$—	$43,750
Unused Vacation (6)	$7,320	$7,320	$7,320	$7,320	$7,320	$7,320	$7,320
Total	$7,320	$5,679,136	$7,320	$5,679,136	$3,257,460	$3,257,460	$9,018,560

______________

(1)

The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above. Additionally, the benefits and payments quantified herein have been determined as of December 31, 2007, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2008 of 24,000 shares of restricted stock and the grant in February 2008 of 21,438 shares of restricted stock and 21,438 performance units.

(2)

Unvested restricted stock awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated. Unvested restricted stock awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)

Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated. Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason. In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period. Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. For purposes of this computation, it is assumed “Target” shares will be issued.

(4)

Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion. This table assumes the Compensation Committee chose to make the payments indicated.

(5)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(6)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During 2007, no member of the Compensation Committee served as an executive officer of the Company. During 2007, there were no Compensation Committee interlocks with other companies.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Management Development Committee of

The Board of Directors

Edison C. Buchanan, Chairman

James R. Baroffio, Member

Andrew D. Lundquist, Member

Charles E. Ramsey, Jr., Member

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required under the listing standards of the NYSE.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company’s internal controls over financial reporting. While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent auditors for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company’s independent auditors for 2008.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Audit Committee of

The Board of Directors

R. Hartwell Gardner, Chairman

Linda K. Lawson, Member

Frank A. Risch, Member

Robert A. Solberg, Member

Jim A. Watson, Member

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines, as amended and restated by the Board of Directors in November 2006, cover the following principal subjects:

•	Role and functions of the Board of Directors and its Lead Director
•	Qualifications and independence of directors
•	Size of the Board of Directors and director selection process
•	Committee functions and independence of committee members
•	Meetings of non-employee directors
•	Self-evaluation
•	Ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.pxd.com )
•	Reporting of concerns to non-employee directors or the Audit Committee
•	Compensation of the Board of Directors and stock ownership requirements
•	Succession planning and annual compensation review of senior management
•	Access to senior management and to independent advisors
•	New director orientation
•	Continuing education
•	Related person transactions

The “Corporate Governance Guidelines” are posted on the Company’s website at www.pxd.com/governance . The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. As contemplated by the NYSE rules, the Board of Directors has also adopted categorical standards to assist in determining whether any material relationship with the Company or its management exists. Directors who have any of the relationships outlined in the categorical standards are considered to have relationships that require the Board of Directors’ review of the full facts and circumstances in order to determine whether the relationship impairs the independence of the director. The categorical standards are as follows:

1.	the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
2.	the director, or any member of the director’s family, has not been employed by the Company in the last three years;
3.	the director, or any member of the director’s family, has not been employed by, or affiliated with, the Company’s auditor in the last three years;

4.	the director, or any member of the director’s family, has not been part of an interlocking directorate in the last three years;
5.	the director, or any member of the director’s family, has not received non-director fee compensation from the Company in the last three years;
6.

the director is not an executive officer or employee, and no member of the director’s family is an executive officer, of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues in the last three years;

7.	the director does not own more than 4.9 percent of the Company’s shares;
8.	the director does not serve on more than three other public company boards; and
9.	the director does not serve on the board of another oil and gas exploration and production company.

In May 2007, the Board of Directors assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that all ten non-employee directors (Dr. Baroffio, Mr. Buchanan, Mr. Gardner, Mrs. Lawson, Mr. Lundquist, Mr. Ramsey, Mr. Risch, Mr. Sexton, Mr. Solberg and Mr. Watson) are independent.

The Board of Directors reviewed the facts and circumstances of Mr. Lundquist’s and Mr. Sexton’s interests in the Company’s 2004 acquisition of Evergreen Resources, Inc. (“Evergreen”), of which Mr. Lundquist was an independent director and Mr. Sexton was the Chairman of the Board, President and Chief Executive Officer, as well as Mr. Sexton’s payments under his change in control agreement with Evergreen and his non-competition agreement with the Company. The Board of Directors concluded that Mr. Lundquist’s economic interest in the Evergreen transaction was limited to his holdings as a security holder and that his prior activities as an independent director of Evergreen would not impair his independence as a director of the Company. The Board of Directors similarly concluded that Mr. Sexton is an independent director because Mr. Sexton ceased to be an employee of Evergreen at the time of the merger, because his economic interest in that transaction existed as an employee and stockholder of Evergreen, and because the payment for his non-competition agreement and his continuation of health care and other insurance benefits for two years following the merger did not constitute payment for services to the Company since it was not contingent on continuing service.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Election of Lead Director

In May 2007, the Board of Directors reelected Mr. Ramsey, a non-employee director, to serve as the Lead Director. In this capacity Mr. Ramsey provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. He also (i) serves as chairman of the regular executive sessions of the independent directors; (ii) in consultation with the Chairman and Secretary, establishes the agenda for each meeting of the Board of Directors, taking into account suggestions of other directors; and (iii) serves as the Board of Directors’ contact for direct employee and stockholder communications with the Board of Directors.

Financial Literacy of Audit Committee and Designation of Financial Experts

In May 2007, the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Mrs. Lawson and Messrs. Gardner and Risch) are Audit Committee financial experts as defined by the SEC.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of the directors attended the 2007 Annual Meeting of Stockholders held on May 16, 2007.

Procedure for Directly Contacting the Board of Directors and Whistleblower Policy

A means for interested parties to contact the Board of Directors (including the Lead Director) directly has been established and is published on the Company’s website at www.pxd.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud or (iii) dishonest or unethical conduct, conflicts of interest, violations of the Company’s Code of Business Conduct and Ethics or violation of laws. All complaints and concerns will be received and processed by the Company’s Corporate Secretary’s Office. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee of the Company’s Board of Directors and other concerns will be referred to the Lead Director of the Company’s Board of Directors. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in some other circumstances. The Company’s policy is not to take any adverse action, and to not tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 19, 2008, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each NEO of the Company and (iv) all directors and executive officers as a group:

Number of	Percentage
Name of Person or Identity of Group	Shares	Of Class (a)

Southeastern Asset Management, Inc. (c)	23,846,057	20.0

Longleaf Partners Fund

O. Mason Hawkins

6410 Poplar Avenue, Suite 900

Memphis, Tennessee 38119

Neuberger Berman, Inc. (d)	6,521,234	5.5

Neuberger Berman, LLC

Neuberger Berman Management, Inc.

605 Third Ave.

New York, New York 10158-3698

Scott D. Sheffield (e) (f) (g) (i) (j)	730,951	(b)

Richard P. Dealy (e) (f) (g) (j)	127,271	(b)

Mark S. Berg (f) (g) (j)	49,898	(b)

Chris J. Cheatwood (e) (f) (g) (i) (j)	108,534	(b)

Timothy L. Dove (e) (f) (g) (j)	232,547	(b)

James R. Baroffio (f) (h)	18,072	(b)

Edison C. Buchanan (f)	20,143	(b)

R. Hartwell Gardner (f)	43,217	(b)

Linda K. Lawson (f) (h) (i)	10,194	(b)

Andrew D. Lundquist (f)	14,874	(b)

Charles E. Ramsey, Jr. (f) (h)	25,519	(b)

Frank A. Risch (f)	7,675	(b)

Mark S. Sexton (f) (i) (k)	97,985	(b)

Robert A. Solberg (f)	19,490	(b)

Jim A. Watson (f)	11,275	(b)

All directors and executive officers as a group (21 persons) (e) (f) (j)	1,869,190	1.6

___________

(a)	Based on 119,477,243 shares of common stock outstanding.
(b)	Does not exceed one percent of class.
(c)

The Schedule 13G/A filed with the SEC on February 13, 2008, which is a joint statement on Schedule 13G/A filed by Southeastern Asset Management, Inc. (“Southeastern”), Longleaf Partners Fund and O. Mason Hawkins (“Hawkins”), states that the statement is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern’s investment advisory clients and none are owned directly or indirectly by Southeastern. The Schedule 13G/A further states that the statement is also being filed by Hawkins, the Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities.  The existence of such control is expressly disclaimed.  Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A for his own account.

(d)

The Schedule 13G/A filed with the SEC on February 12, 2008, which is a joint statement on Schedule 13G/A filed by Neuberger Berman, Inc. and Neuberger Berman LLC, and Neuberger Berman Management, Inc., states that Neuberger Berman, LLC and Neuberger Berman Management, Inc. are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities that are actually owned by clients of Neuberger Berman, LLC. Neuberger Berman, Inc. owns 100 percent of both Neuberger Berman LLC and Neuberger Berman Management, Inc. and does not own over one percent of the Company.

(e)

Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 256,000; Mr. Dealy, 54,581; Mr. Cheatwood, 54,332; Mr. Dove, 90,999; and all directors and executive officers as a group, 535,243.

(f)

Includes the following number of unvested restricted shares or restricted stock units: Mr. Sheffield, 134,476; Mr. Dealy, 36,825; Mr. Berg, 44,686; Mr. Cheatwood, 28,686; Mr. Dove, 60,703; Mr. Baroffio, 1,650; Mr. Buchanan, 2,939; Mr. Gardner, 3,197; Mrs. Lawson, 1,650; Mr. Lundquist, 1,650; Mr. Ramsey, 1,650; Mr. Risch, 1,650; Mr. Sexton, 1,650; Mr. Solberg, 1,998; Mr. Watson, 1,650; and all directors and executive officers as a group, 454,413.

(g)	Includes the following number of shares held in each respective officer’s 401(k) account: Mr. Sheffield, 10,448; Mr. Dealy, 306; Mr. Berg, 5,212; Mr. Cheatwood, 127; and Mr. Dove, 346.
(h)	Includes the following number of shares held in trusts for the benefit of family members: Dr. Baroffio, 11,053; Mrs. Lawson, 6,844; Mr. Ramsey, 16,869.
(i)

Mr. Sheffield’s beneficial ownership includes 7,327 shares held in his investment retirement account. Mr. Cheatwood’s beneficial ownership includes 4,500 shares held in custodial accounts in the names of his minor children. Mrs. Lawson’s beneficial ownership includes 1,700 shares held in investment retirement accounts in her name. Mr. Sexton’s beneficial ownership includes 4,165 shares held in his investment retirement account.

(j)	Excludes the performance units that will vest if and to the extent predetermined performance targets are achieved assuming that the “Threshold” performance targets are achieved.
(k)	Mr. Sexton’s beneficial ownership includes 50,000 shares that have been pledged as collateral for a personal loan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.

Based solely on its review of reports and written representations that the Company has received, the Company is aware that Chris J. Cheatwood, the Company’s Executive Vice President, Geoscience, did not timely file one report on Form 4 covering a redistribution in his 401(k) account effected during 2007; Linda K. Lawson, one of the Company’s directors, did not timely file a Form 5 for the fiscal year ended December 31, 2006 covering five estate planning transactions that actually occurred in 2003, 2004, 2005 and 2006; and Charles E. Ramsey, Jr., another of the Company’s directors, did not timely file one report on Form 4 covering the vesting of restricted stock units during 2007, and one report on Form 5 covering two gift transactions effected during 2007. The Company believes that all other required reports were timely filed during 2007.

TRANSACTIONS WITH RELATED PERSONS

Employment of Tom Sheffield. Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Vice President of the Rockies Asset Team. For 2007, Tom Sheffield was paid $170,000 in base salary and $68,000 in bonus and received restricted stock awards for 1,470 shares of Company common stock with a fair market value on the date of grant of $63,004. Scott D. Sheffield disclaims any interest in Tom Sheffield’s compensation.

Bryan Sheffield and Well Operations Transaction. The Company has been informed that Bryan Sheffield, the son of Scott D. Sheffield, plans to enter into a contract with a third party under which he (or a company he controls) will operate certain Spraberry field wells in which the Company holds an average 28 percent working interest. The total expected annual overhead and supervision fees paid for operating these wells is approximately $722,634 (with the Company’s expected net share being $266,120), based on 2007 actual billings. The Company determined that it is in its interest for the operator of these wells to be properly trained. For this reason, in January 2007 Bryan Sheffield was employed at a subsidiary of the Company as an Operations Tech to supplement his training in the Spraberry area. Under this employment arrangement, Bryan Sheffield’s total annual compensation was less than $60,000. As of April 3, 2008, the date Bryan Sheffield terminated his employment with the Company’s subsidiary, he had not assumed the operations of these Spraberry wells. Scott D. Sheffield disclaims any interest in any compensation paid to Bryan Sheffield from the Company or from the future operation of these wells.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company’s Proxy Statement, and make a recommendation to the Board of Directors regarding the initial authorization or ratification of any such transaction. In the event that the Board of Directors considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction. In February 2008, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2007 that were required to be reported in “Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2009 annual meeting of stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 5, 2008, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2009 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no later than February 18, 2009, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 18, 2009, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large global U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period. Consideration will also be given to the Board of Directors’ overall balance of diversity of perspectives, backgrounds and experiences.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2009 if that nomination is submitted in writing, not later than December 5, 2008, to the Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a)	the nominee’s name, address and other personal information;

b)	the number of shares of each class and series of stock of the Company held by such nominee;

c)	the nominating stockholder’s name, residential address and telephone number, business address and telephone number; and

d)	all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Nine of the Amended and Restated Certificate of Incorporation of the Company. Under Article Nine, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual meeting is sent to stockholders, a written notice setting forth (i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder’s name, address and other personal information, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder and (v) with respect to each such nominee, the nominee’s name, address and other personal information, the number of shares of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee’s acceptance of the nomination, stating his or her intention to serve as a director, if elected, and consenting to be named as a nominee in any proxy statement relating to such election. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Written requests for inclusion of any stockholder proposal should be addressed to Secretary, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $9,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report to Stockholders for the year ended December 31, 2007, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, will be sent to any stockholder without charge upon written request. A copy of this Proxy Statement or our Annual Report on Form 10-K will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Proxy Statement or Annual Report on Form 10-K was delivered. Such requests may be made by writing to Investor Relations, Pioneer Natural Resources Company, 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039 or by calling 972-969-3583. The Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov .

Stockholders may request copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and any charter for a committee of the Board of Directors by writing to Investor Relations at the address set forth in the previous paragraph.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). Votes submitted by internet or phone must be received by 5:00 p.m., Eastern Time, on Thursday, May 15, 2008. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE REQUESTED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors.

/s/ Mark H. Kleinman
Mark H. Kleinman
Secretary

Irving, Texas

April 4, 2008

VOTE BY INTERNET OR TELEPHONE

QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2008

TO VOTE BY INTERNET

www.continentalstock.com

Have this proxy card in hand when you access the above website. At “ContinentaLink” on the right side, select “Proxy Voting Log In.” Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE

Call toll-free (in the U.S.) 1-866-894-0537.

Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail. Internet and phone votes must be received by 5:00 p.m., Eastern Time, on May 15, 2008.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL

Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY BY MAIL

Please mark your votes like this [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

ITEM 1 - ELECTION OF DIRECTORS	☐	FOR ALL	☐	WITHHELD FOR ALL

Nominees:

01	James R. Baroffio	03	Scott D. Sheffield
02	Edison C. Buchanan	04	Jim A. Watson

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)

_______________________________________________________________

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer’s website at

www.continentalstock.com

for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. At “ContinentaLink” on the right side of the home page, select “Shareholder Log In.” From there, you can either “View a Sample Account” or you can register (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies for the undersigned with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2008, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE

QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2008

TO VOTE BY INTERNET

www.continentalstock.com

Have this proxy card in hand when you access the above website. At “ContinentaLink” on the right side, select “Proxy Voting Log In.” Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE

Call toll-free (in the U.S.) 1-866-894-0537.

Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL

Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY BY MAIL

Please mark your votes like this [ X ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1AND 2.

ITEM 1 - ELECTION OF DIRECTORS	☐	FOR ALL	☐	WITHHELD FOR ALL

Nominees:

01	James R. Baroffio	03	Scott D. Sheffield
02 Edison C. Buchanan	04	Jim A. Watson

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)

_______________________________________________________________

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________ Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 16, 2008. Your voting instruction must be received by 5:00 p.m. Eastern Time, on May 13, 2008 to allow Vanguard to vote according to your instruction.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 16, 2008, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side. I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)